As filed with the Securities and Exchange Commission on January 31, 2000
                                                       Registration No. 333-____

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       THE ASHTON TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                              22-6650372
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                         1900 Market Street, Suite 701
                       Philadelphia, Pennsylvania 19103
              (Address of Principal Executive Offices) (Zip Code)

                       The Ashton Technology Group, Inc.
                           1998 Stock Incentive Plan
                            (Full title of the plan)

                             Fredric W. Rittereiser
                      Chairman and Chief Executive Officer
                       The Ashton Technology Group, Inc.
                         1900 Market Street, Suite 701
                        Philadelphia, Pennsylvania 19103
                    (Name and address of agent for service)

                                 (215) 751-1900
          Telephone number, including area code, of agent for service

                                   Copies to:
                            Justin P. Klein, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                        Philadelphia, Pennsylvania 19103
                                 (215) 665-8500

                        Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------------
                                                           Proposed                Proposed
  Titles of securities     Amount to be registered      maximum offering        maximum aggregate         Amount of
    to be registered                                    price per share          offering price        registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share          774,009 shares (1)              (2)                $1,451,267 (2)              $383.14
------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Registrant is increased by stock split, reclassification, stock dividend and similar transactions.

(2) In accordance with Rule 457(h)(1), the proposed maximum aggregate offering price per share is based upon 774,009 shares offered pursuant to options outstanding exercisable at $1.875 per share.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information required to be included in Part I of this Registration Statement will be sent or given to all persons who were granted options to purchase shares of Common Stock of The Ashton Technology Group, Inc. (the "Company") pursuant to The Ashton Technology Group, Inc. 1998 Stock Incentive Plan (the "Plan").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by the Company with the Commission are incorporated by reference herein:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

          (c)  The Company's Current Report on Form 8-K dated August 18, 1999;
and

          (d) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated May 21, 1996.

          Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Company has adopted the provisions set forth below which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director under certain circumstances. Furthermore, under Section 145 of the DGCL, the Company has the power to indemnify each of its directors and officers against expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of having been an officer or director of the Company. In addition, the Company has obtained Directors' and Officers' Liability Insurance that insures its directors and officers against certain liabilities such persons may incur in their capacities as directors or officers of the Company.

          Article SEVENTH of the Company's Certificate of Incorporation, as amended, provides as follows:

          SEVENTH. Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          4 Specimen Common Stock Certificate (incorporated by reference to the Company's Registration Statement No. 33-1182 on Form SB-2).

          5    Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

          23.1 Consent of Goldstein Golub Kessler LLP.

          23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
               Exhibit 5).

          24   Power of Attorney (included on signature page).

          99   The Ashton Technology Group, Inc. 1998 Stock Incentive Plan.

Item 9.   Undertakings

          (a)  Rule 415 Offering

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
                   --------  -------
          do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  Filings Incorporating Subsequent Exchange Act Documents By
Reference

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  Incorporated Annual and Quarterly Reports

               The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on January 31, 2000.

                                             The Ashton Technology Group, Inc.


                                             By: /s/ Arthur J. Bacci
                                                --------------------
                                                     Arthur J. Bacci
                                                     President and
                                                     Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Each person whose signature appears below in so signing also makes, constitutes and appoints Fredric W. Rittereiser and Arthur J. Bacci, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature                                             Title                                         Date
---------                                             -----                                         ----
/s/ Fredric W. Rittereiser                       Director and Chief Executive                  January 31, 2000
-----------------------------
    Fredric W. Rittereiser                       Officer (Principal Executive Officer)

/s/ Arthur J. Bacci                              Director, President and Chief Financial       January 31, 2000
-----------------------------
    Arthur J. Bacci                              Officer (Principal Financial Officer)

/s/ Fred Weingard                                Director and Executive Vice President         January 31, 2000
-----------------------------
    Fred Weingard

/s/ William Uchimoto                             Director and Executive Vice President         January 31, 2000
-----------------------------
    William Uchimoto

/s/ K. Ivan F. Gothner                           Director                                      January 31, 2000
-----------------------------
    K. Ivan F. Gothner

/s/ Richard Butler                           Director                                      January 31, 2000
-----------------------------
    Richard Butler

/s/ Thomas G. Brown                          Director                                      January 31, 2000
-----------------------------
    Thomas G. Brown

                                 EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
-----------     -----------

 4 Specimen Common Stock certificate (incorporated by reference to the Company's Registration Statement No. 33-1182 on Form SB-2).

 5              Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1            Consent of Goldstein Golub Kessler LLP.

23.2            Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                Exhibit 5).

24              Power of Attorney (included on signature page).

99              The Ashton Technology Group, Inc. 1998 Stock Incentive Plan.